As filed with the Securities and Exchange Commission on July 1, 2022

Registration No. 333-[____]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Siyata Mobile Inc.

(Exact Name of Registrant as Specified in its Charter)

British Columbia, Canada	4812	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number) Siyata Mobile Inc. 1001 Lenoir St Suite A-414 Montreal, QC H4C 2Z6 514-500-1181	(I.R.S. Employer Identification No.)
	(Address of Principal Executive Offices)

Siyata Mobile Inc. 2022 Amended and Restated Equity Incentive Plan (Full Title of the Plan)

Marc Seelenfreund
Chief Executive Officer

Siyata Mobile Inc.

1001 Lenoir St Suite A-414
Montreal, QC H4C 2Z6
514-500-1181

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer, ” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Siyata Mobile Inc., a company organized under the Business Corporations Act of British Columbia (the “Registrant”), relating to (i) the number of common shares in the capital of the Registrant (“Common Shares”) that are authorized for issuance under the Siyata Mobile 2022 Amended and Restated Equity Incentive Plan (the “Incentive Plan”) that shall equal 15% of the number of the issued and outstanding Common Shares on a fully-diluted basis and (ii) pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), any additional Common Shares that may become issuable under the Incentive Plan by reason of any stock dividend, stock split or other similar transaction.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act, and the introductory note to Part I of the Form S-8 instructions. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the Incentive Plan, as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents are incorporated herein by reference:

(a)   The Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2021, filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on April 28, 2022;

(b) All other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the Registrant’s Annual Report on Form 20-F referred to in clause (a) above, including our Current Report on Form 6-K furnished to the Commission on April 29, 2022, May 3, 2022, May 17, 2022, May 26, 2022, May 31, 2022, May 31, 2022, June 7, 2022 and June 27, 2022 and the “Selected Q1 Unaudited Financial Summary” portion of Exhibit 99.1 of our Current Report on Form 6-K furnished to the Commission on April 29, 2022; and

(c) The description of the Registrant’s share capital which is contained in the Registrant’s Registration Statement on Form 8-A (Registration No. 001-39557), filed with the Commission on September 24, 2020, including any amendments or supplements thereto.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents; except as to any portion of any future annual or quarterly report to shareholders or document or annual report or current report furnished under current Form 20-F or current Form 6-K that is not deemed filed under such provisions. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

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Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 160 of the Business Corporations Act of British Columbia authorizes companies to indemnify past and present directors, officers and certain other individuals for the liabilities incurred in connection with their services as such (including costs, expenses and settlement payments) unless such individual did not act honestly and in good faith with a view to the best interests of the company and, in the case of a proceeding other than a civil proceeding, if such individual did not have reasonable grounds for believing his or her conduct was lawful. In the case of a suit by or on behalf of the corporation, a court must approve the indemnification.

In addition, our articles of incorporation provide that we shall indemnify directors and officers to the extent required or permitted by law.

We have also entered into agreements with our directors and certain officers (each an “Indemnitee” under such agreements) to indemnify the Indemnitee, to the fullest extent permitted by law and subject to certain limitations, against all liabilities, costs, charges and expenses reasonably incurred by an Indemnitee in an action or proceeding to which the Indemnitee was made a party by reason of the Indemnitee being an officer or director of (i) our company or (ii) an organization of which our company is a shareholder or creditor if the Indemnitee serves such organization at our request.

We maintain insurance policies relating to certain liabilities that our directors and officers may incur in such capacity.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

(a) The following documents are filed as part of this registration statement:

Exhibit Number	Description
3.1	Articles of the Company (incorporated by reference to Exhibit 3.1 of Amendment No. 1 to the Company’s Registration on Form F-1 filed on December 1, 2021).
5.1*	Opinion of Cassels Brock & Blackwell LLP
23.1*	Consent of Davidson & Company LLP
23.2*	Consent of Cassels Brock & Blackwell LLP (included in Exhibit 5.1)
24*	Powers of Attorney (included in the signature pages hereof)
99*	Siyata Mobile Inc. 2022 Equity Incentive Plan
107*	Filing Fee Table

*Filed herewith.

Item 9. Undertakings.

(a)  The undersigned Registrant hereby undertakes:

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(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii)	To include any material information with respect to the Plans not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montreal, Quebec, Canada, on the 28th day of June, 2022.

SIYATA MOBILE INC.

By:	/s/ Marc Seelenfreund
Marc Seelenfreund
Chief Executive Officer and Director

POWER OF ATTORNEY AND SIGNATURES

Know all persons by these presents, that each person whose signature appears below constitutes and appoints Marc Seelenfreund and Gerald Bernstein, and each or any one of them, as his or her true and lawful attorneys-in-fact and agents, upon the action of such appointee, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which each of said attorneys-in-fact and agents may deem necessary or advisable in order to enable the Registrant to comply with the Securities Act, and any requirements of the Commission in respect thereof, in connection with the filing with the Commission of this Registration Statement under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto each of said attorneys-in-fact and agents full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact, or their substitutes, and agents may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ Marc Seelenfreund	Chief Executive Officer and Director	June 28, 2022
Marc Seelenfreund	(Principal Executive Officer)

/s/ Gerald Bernstein*	Chief Financial Officer	June 29, 2022
Gerald Bernstein	(Principal Accounting and Financial Officer)

/s/ Peter Goldstein		June 28, 2022
Peter Goldstein	Chairman

/s/ Michael Kron		June 28, 2022
Michael Kron	Director

/s/ Lourdes Felix		June 28, 2022
Lourdes Felix	Director

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America of Siyata Mobile Inc., has signed this registration statement on June 28, 2022.

SIYATA MOBILE INC.

/s/ Marc Seelenfreund
Name:	Marc Seelenfreund
Title:	Chief Executive Officer

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